UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2012
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2989662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11 North Water Street, Suite 18290	Mobile, Alabama	36602
(Address of principal executive offices)		(Zip Code)

(251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act

 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, the Compensation Committee of the Board of Directors of International Shipholding Corporation (the “Company”) granted time-based and performance-based restricted stock units (the “RSUs”) under the International Shipholding Corporation 2011 Stock Incentive Plan (the “Plan”) to the below-listed executive officers of the Company (collectively, the “Award Recipients”).  The Company has entered into award agreements with each such officer (the “Award Agreements”), a form of which is attached hereto as Exhibit 10.1.

Name	Time-Based RSUs	Absolute Performance-Based RSUs	Relative Performance-Based RSUs	Total Number of RSUs
Niels M. Johnsen	10,000	5,000	5,000	20,000
Erik L. Johnsen	10,000	5,000	5,000	20,000
Manuel G. Estrada	4,375	2,188	2,187	8,750
Peter M. Johnston	2,375	1,188	1,187	4,750

Pursuant to the terms of the Award Agreements and the Plan, the time-based RSUs will vest and pay out in an equal number of shares of the Company’s common stock, one-third per year on the first three anniversaries of the date of grant, except that the time-based RSUs granted to each of Messrs. Johnsen and Johnsen will vest and pay out in full on the first anniversary of the date of grant.

Each Award Recipient also received two grants of performance-based RSUs.  One such award is based on an absolute measure, with the amount awarded representing the target award.  These RSUs will pay out in shares of the Company’s common stock based on the Company’s basic earnings per share for fiscal year 2012, with the actual number of shares of common stock received dependent on the Company’s level of achievement as measured against the target.  The shares due under the award will be paid out over three years beginning in fiscal 2013, except each of Messrs. Johnsen and Johnsen will receive any shares due under the award in fiscal year 2013.

The second performance-based RSU grant is based on a relative measure and the amount awarded also represents the target award.  These RSUs will pay out in shares of the Company’s common stock based on how the Company’s total stockholder return for the three-year period, for Messrs. Estrada and Johnston, or the one-year period, for Messrs. Johnsen and Johnsen, beginning January 1, 2012 compares relative to the total stockholder return of the companies comprising the Russell 2000 Index for the same periods.  Any shares due under the award will be paid out in the fiscal year following the end of the applicable performance period.

The foregoing description of the Award Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Award Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date:           May 10, 2012

Exhibit Index

Exhibit No.                 Description

10.1*	Form of Incentive Agreement for Restricted Stock Units granted on May 7, 2012.

* Filed herewith.